Exhibit 99.1

Press Release

For Immediate Release

oti Reports 43% Revenue Increase in First Quarter 2014

Rosh Pina, Israel – May 14, 2014 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global leader in cashless payment solutions based on contactless transactions and near-field communication (NFC), reported financial results for the first quarter ended March 31, 2014.

Q1 2014 Operational Highlights

•
Surpassed the 600,000 Saturn Reader unit milestone with an initial purchase order for 10,000 Saturn 6500 readers from a leading U.S.-based systems integrator serving the unattended point of sale market.

•
oti’s WAVE technology was certified for inclusion in the Visa® Compliant Products List, including the Visa Mobile Contactless Payment Specification and EMVCo’s Contactless Communication Protocol Specification.

•	Divested wholly-owned subsidiary, Intercard System Electronics, which reduced unnecessary overhead while allowing oti to continue subcontracting Intercard’s services under favorable terms.

•	OTI PetroSmart introduced an innovative new smart vehicle ‘Moon Tag’ that expands use of its EasyFuel Plus system to the consumer market.

•	Extended implementation of MediSmart to new markets with 200,000 card order from Smart Applications International (SMART).

•	The U.S. District Court for the Southern District of New York approved oti's motion to amend its complaint against T-Mobile to add indirect infringement of oti's U.S. Patent No. 6,045,043.

•	Issued a new patent titled, “Multi-Application Contactless Smart Card,” that strengthens oti's position in the contactless payment market.

•	Named the silver medal winner of the 2014 PYMNTS Innovator Award in the ‘Best Comeback Story’ category, recognized for the tremendous product development and new major customer wins in 2013.

•	oti's EasyPark parking solution won the 2013 Bermuda TechAward for ‘Most Innovative New Mobile App.’

Q1 2014 Financial Highlights

•	Revenues in the first quarter of 2014 increased 43% to $5.2 million from $3.6 million in the same year-ago period. The significant improvement was mainly driven by NFC readers sold to the U.S market.

•	Gross profit in the first quarter of 2014 increased 30% to $2.6 million (50% of revenue) from $2.0 million (55% of revenue) in the same year-ago period.

•
Total operating expenses in the first quarter of 2014 were $5.4 million compared to $4.2 million in the same year-ago period. The increase was primarily due to higher sales and marketing expenses designed to accelerate the company’s growth, as well as increased patent-related expenses in connection with the company’s patent monetization strategy.

•
Net loss from continuing operations in the first quarter of 2014 totaled $3.0 million or $(0.09) per share. This compares to a net loss from continuing operations of $2.8 million or $(0.08) per share in the same period last year.

•
Adjusted EBITDA loss from continuing operations in the first quarter of 2014 totaled $1.7 million, and remained in the same level as the first quarter last year. (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP term, below).

•	At quarter-end, cash and cash equivalents, and short-term investments totaled $14.1 million.

Management Commentary
“In the first quarter, we made strong progress executing on our strategic plan to focus on our core business of cashless payment solutions,” said the company’s CEO Ofer Tziperman. “This was demonstrated by the 43% growth in the quarter, driven by our industry-leading technology and expanded salesforce. Strong demand for our NFC readers in the U.S. and European markets led to the milestone of our 600,000 Saturn Reader unit sold to date, which has accelerated over the last 12 months.

“Given the strong start to the year, it appears we’ve reached an inflection point in terms of our growth and opportunity. We plan to build on this momentum and take advantage of strong industry tailwinds in the cashless payments space.

“Looking ahead, we expect to increase revenue by at least 30% in 2014 and achieve positive adjusted EBITDA on a quarterly basis by the end of Q1 2015, discounting any positive results from our patent monetization activities.”

Conference Call
OTI will hold a conference call today (May 14, 2014) at 10:30 a.m. Eastern time to discuss these results. The company's CEO Ofer Tziperman, CFO Shay Tomer, and Chairman Dimitrios Angelis will host the presentation, followed by a question and answer period.

To participate, please dial the appropriate number 5-10 minutes prior to the start time and ask for the On Track Innovations conference call. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

U.S. dial-in: 1-877-941-4774
International dial-in: 1-480-629-9760
Conference ID: 4681973

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website at www.otiglobal.com.

A replay of the call will be available after 1:30 p.m. Eastern time on the same day through June 14, 2014.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 4681973

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operation, or adjusted earnings from continuing operation before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest1, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense and patent litigation and maintenance expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.

INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
(In thousands, except share and per share data)

	Three months ended March 31
	2014	2013*
	(Unaudited)	(Unaudited)

Net loss	$(3,358)	$(3,039)

Net loss from discontinued operations	344	230
Financial expenses, net	104	565
Depreciation	331	281
Taxes on income	118	(2)
Amortization expenses	-	25
TOTAL EBITDA FROM CONTINUING OPERATIONS	$(2,461)	$(1,940)

Patent litigation and maintenance	639	216
Stock based compensation	156	57
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(1,666)	$(1,667)

*Reclassified to conform with the current period presentation.

About OTI
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which does not form a part of this press release.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Forward-looking statements include statements regarding the successful implementation of our new strategic plan of refocusing on our core business of cashless payment technology, increase of future revenues and rate of such increase and achieving positive adjusted EBITDA in the future. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, market acceptance of new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

1 “Financial expenses”

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	March 31	December 31
	2014	2013
Assets

Current assets
Cash and cash equivalents	$10,060	$14,962
Short-term investments	4,084	2,601
Trade receivables (net of allowance for doubtful
accounts of $610 and $610 as of March 31, 2014
and December 31, 2013, respectively)	4,629	5,134
Other receivables and prepaid expenses	3,139	4,632
Inventories	3,755	3,477
Assets from discontinued operations - held for sale	-	3,919
Total current assets	25,667	34,725

Long term restricted deposit for employees benefit	615	623

Severance pay deposits	699	738

Property, plant and equipment, net	9,554	9,837

Deferred tax asset	119	173

Total Assets	$36,654	$46,096

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	March 31	December 31
	2014	2013
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$3,791	$3,842
Trade payables	8,644	9,255
Other current liabilities	4,222	6,299
Liabilities from discontinued operations - held for sale	-	2,956
Total current liabilities	16,657	22,352

Long-Term Liabilities
Long-term loans, net of current maturities	3,051	3,342
Accrued severance pay	1,693	1,706
Deferred tax liability	281	292
Total long-term liabilities	5,025	5,340

Total Liabilities	21,682	27,692

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of March 31, 2014 and
December 31, 2013; issued: 34,327,066 and 34,199,511
shares as of March 31, 2014 and December 31, 2013,
respectively; outstanding: 33,148,367 and 33,020,812 shares
as of March 31, 2014 and December 31, 2013, respectively	858	854
Additional paid-in capital	212,528	212,246
Treasury shares at cost - 1,178,699 shares	(2,000)	(2,000)
Accumulated other comprehensive income (loss)	(332)	28
Accumulated deficit	(195,543)	(192,179)
Total Shareholder’s equity	15,511	18,949
Non-controlling interest	(539)	(545)

Total Equity	14,972	18,404

Total Liabilities and Equity	$36,654	$46,096

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended March 31
	2014	2013*
Revenues
Sales	$3,838	$2,564
Licensing and transaction fees	1,360	1,078

Total revenues	5,198	3,642

Cost of revenues
Cost of sales	2,600	1,639
Total cost of revenues	2,600	1,639

Gross profit	2,598	2,003
Operating expenses
Research and development	1,160	857
Selling and marketing	2,120	1,644
General and administrative	1,471	1,507
Patent litigation and maintenance	639	216
Amortization of intangible assets	-	25

Total operating expenses	5,390	4,249

Operating loss from continuing operations	(2,792)	(2,246)
Financial expense, net	(104)	(565)

Loss from continuing operations before taxes on income	(2,896)	(2,811)

Income tax	(118)	2

Net loss from continuing operations	(3,014)	(2,809)
Net loss from discontinued operations	(344)	(230)

Net loss	(3,358)	(3,039)

Net loss (income) attributable to noncontrolling interest	(6)	33
Net loss attributable to shareholders	$(3,364)	$(3,006)
Basic and diluted net loss attributable to
shareholders per ordinary share
From continuing operations	$(0.09)	$(0.08)
From discontinued operations	$(0.01)	$(0.01)
	$(0.10)	$(0.09)
Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	33,196,098	32,440,428

*Reclassified to conform with the current period presentation.

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Three months ended March 31
	2014	2013 *
Cash flows from continuing operating activities
Net loss from continuing operations	$(3,014)	$(2,809)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued
to employees	156	57
Gain on sale of property and equipment	(5)	-
Amortization of intangible assets	-	25
Depreciation	331	281

Changes in operating assets and liabilities:
Accrued severance pay, net	25	(20)
Accrued interest and linkage differences	7	(90)
Deferred tax, net	43	(3)
Decrease in trade receivables	192	1,366
Decrease (increase) in other receivables and prepaid expenses	(163)	1,820
Increase in inventories	(313)	(264)
Decrease in trade payables	(316)	(2,786)
Increase (decrease) in other current liabilities	46	(298)
Net cash used in continuing operating activities	(3,011)	(2,721)

Cash flows from continuing investing activities

Purchase of property and equipment	(98)	(141)
Purchase of short term investments	(2,000)	(243)
Proceeds from restricted deposit for employees benefit	-	306
Proceeds from maturity or sale of short term investments	518	924
Proceeds from sale of property and equipment	5	-
Net cash (used in) provided by continuing investing activities	(1,575)	846

Cash flows from continuing financing activities
Decrease in short-term bank credit, net	(142)	(54)
Proceeds from long-term bank loans	12	26
Repayment of long-term bank loans	(208)	(280)
Proceeds from exercise of options	225	184

Net cash used in continuing financing activities	(113)	(124)

Cash flows from discontinued operations
Net cash provided by (used in) discontinued operating activities	(874)	2,214
Net cash provided by (used in) discontinued investing activities	695	(24)
Net cash used in discontinued financing activities	(154)	(474)
Total net cash provided by discontinued operations	(333)	1,716

Effect of exchange rate changes on cash and cash equivalents	130	(91)

Decrease in cash and cash equivalents	(4,902)	(374)
Cash and cash equivalents at the beginning of the period	14,962	9,304

Cash and cash equivalents at the end of the period	$10,060	$8,930
* Reclassified to conform with current period presentation.